LANGUAGE ACCESS NETWORK, INC.

FORM OF CONVERTIBLE SUBORDINATED NOTE
MATURITY: ONE (1) YEAR FROM ISSUANCE

$150,000	June 14, 2006

FOR VALUE RECEIVED, LANGUAGE ACCESS NETWORK, INC. (the "Company"), an Nevada corporation, hereby promises to pay PANOS INDUSTRIES, LLC, "Purchaser"), at 1350 East Flamingo #77 Las Vegas, NV 89199, or at such other place as the holder hereof may from time to time designate in writing, the principal amount of One-Hundred and Fifty Thousand ($150,000) dollars plus interest.

Interest will accrue on the principal balance of this Note in the amount of 10% per annum until maturity. This Note shall mature one (1) year from the date of issuance. (the "Maturity Date").

Redemption

This Note is redeemable without premium or penalty at the option of the Company, as a whole or from time to time in part, at any time, upon not less than thirty (30) days' written notice for the outstanding principal balance.

Warrant

The Purchaser shall be granted a warrant to purchase Seventy-Five Thousand (75,000) shares of the Company's common stock at an exercise price of Three Dollars and no cents ($3.00) per share. The expiration of these warrants shall be five years from the date of issuance of the Note.

Conversion

This Note is convertible into shares of common stock of the Company (the "Shares") at any time prior to the Maturity Date, subject to prior redemption, upon the surrender to the Company of this Note. This Note is convertible in whole or in part at the principal amount and the accrued interest thereof into Shares at a price of Two-Dollars ($2.00) per Share (the "Conversion Price"). Upon conversion, the holder will only receive Shares to the extent of the then outstanding principal balance of this Note.

The Company will at all times take all actions necessary to reserve the appropriate amount of Shares for conversion purposes hereunder. To accomplish such conversion, the holder must provide written notice to the Company of the holder's desire to convert. Certificates representing the Shares will be delivered promptly after receipt of such written notice.

    Conversion of this Note may be made in whole and not in part. No fractional Shares will be issued upon any conversion, and, in lieu thereof, the Company will pay such fractions in cash.

    The Conversion Price shall be adjusted. from time to time as follows:

    1. In case the Company shall, at any time or from time to time while this Note is outstanding, (1) pay a dividend. or make a distribution on its Shares in additional Shares, (2) subdivide or split its outstanding Shares, or (3)
combine its outstanding Shares into a smaller number of Shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of Shares or other securities of the Company which he would have owned or have been entitled to receive after the effectiveness of any of the events described above, had such Note been converted immediately prior to the effectiveness of such event. An adjustment made pursuant to this subdivision (a) shall become effective, in the case of a dividend, on the payment date retroactively to immediately after the opening of business on the day following the record date for the determination of Shareholders entitled to receive such dividend, and shall become effective in the case of a subdivision, split or combination immediately after the opening of business on the day following the day when such subdivision or combination, as the case may be, becomes effective.

2. In case the Company shall, at any time or from time to time while any of the Notes are outstanding, issue Shares, convertible securities (convertible or exercisable into Shares) or warrants to subscribe for or purchase Shares at a price per Share less than the Conversion Price then in effect at the record date mentioned below, the Conversion Price in effect immediately prior to the issuance' of such Shares, convertible securities or warrants shall be adjusted as follows. The Conversion Price shall be multiplied by a fraction, of which the numerator shall be the number of Shares outstanding immediately prior to such record date, plus the quotient determined by dividing the aggregate offering price of the total number of Shares so offered by the Conversion Price, and of which the denominator shall be the number of Shares outstanding immediately prior to such record date plus the number of additional Shares offered for subscription or purchase. Such adjustment shall become effective on the date of such issuance retroactively to immediately after the opening of business on the day following the record date for the determination of Shareholders entitled to receive such Shares, convertible securities or warrants.

3.  In case the Company shall, at any time or from time to time while any of the Notes are outstanding, distribute to all holders of Shares evidences of its indebtedness or securities or assets (excluding cash dividends), the Conversion Price in effect immediately prior to such distribution shall be adjusted by multiplying the Conversion Price by a fraction, of which the numerator shall be the Current Market Price per Share on the record date mentioned below less than the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness distributed applicable to one Share, and of which the denominator shall be such Current Market Price per Share. Such adjustment shall become effective on the date of such distribution retroactively to immediately after the opening of business on the day following the record date for the determination of Shareholders entitled to receive such distribution.

    No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of such price.

    The "Current Market Price" at any date shall mean the price per Share on such date determined by the Board of Directors as provided below. The Current Market Price shall be the average of the daily closing prices per Share for thirty (30) consecutive business days ending no more than fifteen (15) business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such thirty (30) business day period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Shares are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the highest bid and the lowest asked prices quoted on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System; provided, however, that if the Shares are not traded in such manner that the quotations referred to above are available for the period required hereunder, the Current Market Price per Share shall be deemed to be fair value as determined by the Board of Directors (whose determination shall be conclusive), irrespective of any accounting treatment.

Effect of Consolidation or Merger

    If at any time while this Note is outstanding the Company shall consolidate or merge with or into another corporation, the holder hereof shall thereafter be entitled upon exercise hereof to receive, with respect to each 'Note convertible hereunder immediately prior to the date upon which consolidation or merger shall becoine effective, the securities or property to which the holder of Shares would have been entitled upon such consolidation or merger, and Company shall take such' steps in connection with such consolidation or merger as may be necessary to assure that all the provisions of the Note shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Note. The Company will not effect any such consolidation or merger unless prior to the consummation thereof the successor corporation (if other than the Company) resulting therefrom shall assume by written instrument executed and mailed to the registered holder thereof at the address of such holder shown on the books of the Company, the obligation to deliver to such holder of securities or property as in accordance with the foregoing provision such holder shall be entitled to purchase. A sale of all or substantially all of the assets of the Company for consideration (a part from the assumption of obligations) consisting primarily of security shall be deemed a consolidation or merger for the foregoing purposes.

Subordination

    The Company covenants and agrees, and each holder of this Note, by its or his acceptance hereof, likewise covenants and agrees, that the indebtedness represented by the Notes shall be subordinated in right of payment as follows:

    1. The holder of the this Note agrees that all convertible subordinate Notes currently outstanding are to be considered and treated as one class, with no greater or lesser claim of seniority whatsoever.

    2. Upon the distribution of assets of the Company in connection with the dissolution, winding-up, liquidation, reorganization, recapitalization or readjustment of the Company or its securities (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other arrangement or marshaling of the assets and liabilities of the Company), the holder or holders of Senior Indebtedness (as defined below) shall first be entitled to receive payment in full, or have provision satisfactory to such holders made for payment in full, of the principal thereof, the premium, if any, and the interest thereon, before the holders of the Notes are entitled to receive any payment on account of the principal, interest or any premium on, the Notes.

    3. Should the payment of any Senior Indebtedness be accelerated or should there by any default of the Company in the payment of any principal or interest on Senior Indebtedness when due, no payment may be made by the Company with respect to principal, interest or any premium on the Notes or for the purchase or redemption of any Notes until payment shall have been made with respect to all amounts due on such Senior Indebtedness.

    4.  Subject to the prior payment in full of all Senior Indebtedness, the holders of the Notes shall, to the extent of any payment or distribution to the holders of the Notes which would, except for the provisions hereof, have been made to the holders of the Notes, be subrogates to the rights of the holders of Senior Indebtedness until the Senior Indebtedness shall be paid in full. It is understood that the provisions (a) through (c) hereof are and are intended solely for the purpose of defining the relative rights of the holders of the Notes, on the one hand, and the holders Of Senior. Indebtedness, on the other hand, and nothing contained herein is intended to or shall (1) impair, as among the Company, its creditors (other than the 'holders of Senior Indebtedness), and the holders of the Notes, the obligation' of the company, which is unconditional and absolute, to pay the holders of the Notes the principal of, and interest and any premium on, the Notes as and when the same shall become due and payable in accordance with their terms and without giving effect to the subordination provisions hereof; or (2) affect the relative rights of the holders of the Notes and creditors of the' Company (other than the holders of Senior Indebtedness); nor shall anything herein prevent the holders of the Notes from exercising any and all remedies upon any default under the Notes, subject to the rights, if any, under the provisions of (a) through (c) hereof and the holders of Senior Indebtedness.

    Each of the following events shall constitute an "Event of Default" hereunder:

    (1)  Failure of the Company to pay any portion of principal of any Note when the same is due an payable;

    (2)  Default by the Company in the due performance of or compliance with any term, condition, covenant or agreement contained in this Agreement or any agreement or other instrument executed in connection herewith (other than a default referred to in clause 1 above), which default shall not have been remedied within ninety (90) days after written notice thereof shall have been given to the Company by holder on the date of the occurrence of the event or condition in question;

    (3) lf, within sixty (60) days after the commencement of any action or proceeding against the Company seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law, rule or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within forty-five (45) days after appointment, without the consent or acquiescence of the Company, of any trustee, receiver or liquidator of the Company or of any significant property or asset of the Company, such appointment shall not have been vacated; or

   (4) Notwithstanding anything to the contrary contained in clause 3 above, if an order for relief against the Company as a debtor under Title 11 of the United States Code is entered, or if the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file any petition or answer seeking any reorganization, arrangement, composi-tion, readjustment, liquidation, dissolution or similar relief under any present or future statute, law, rule or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company in any such proceeding, or shall seek consent to an acquiescence in the appointment of any trustee, receiver or liquidator of the Company or of any significant property or asset of the Company, or if the Company or its directors or the holders of a majority of its outstanding capital stock, shall take any action with a view to the dissolution or liquidation of the Company.

Amendments

Any amendments adding any provision to, changing in any manner or eliminating any provision hereto and be effected only with the written consent of holders of a majority in principal amount of the outstanding Notes; including, without. limitation, amendments which (i) extend the stated Maturity Date or reduce the principal amount of any Note, reduce the rate or extend the time of payment of interest on any Note, or reduce or modify any installment payment with respect to any Note, or (ii) reduce the percentage of the aggregate principal amount of Notes, or (iii) increase the equity conversion price or features of the Note, the holders of which are required to consent to any such amendment.

Right To Inspect Financials

    The Company agrees to provide reasonable access to its corporate books and financial records to the holders of the convertible subordinate Notes.

LANGUAGE ACCESS NETWORK, INC,
By: /s/ Michael Guirlinger
Title: CEO/COO
Date: 6/14/06